SCHEDULE 4.1(k)

AFEs AND CASH CALLS

ATTACHED TO AND MADE A PART OF THAT CERTAIN ASSET PURCHASE AND SALE AGREEMENT DATED OCTOBER ____, 2011,

BY AND BETWEEN

SHORELINE SOUTHEAST LLC AND SHORELINE OFFSHORE LLC, SELLER

AND NORTH AMERICAN ENERGY RESOURCES INC., BUYER

Prospect	Parish	Well	Operator	AFE No.	AFE Amount	Work Scope
Manila Village	Jefferson	LL&E #1	Castex Energy, Inc.	Op. 10102	$4,585,075	Drill and Complete
Golden Meadow	Lafourche	Laterre Co. Inc. #1	Castex Energy, Inc.	Op. 10161	$596,090	Recomplete
Diamond	Plaquemines	Bradish Johnson #9	Castex Energy, Inc.	D11011	$4,672,800	Drill and Complete
Diamond	Plaquemines	Bradish Johnson Tank Battery	Shoreline Southeast LLC	F11012	$724,700	Production Barge
Sabine Lake	Cameron	Sabine Lake Gathering Facility	Davis Petroleum	E11024	$571,900	Pipeline Repair
Rabbit Island	Iberia	SL 340 #17	Shoreline Offshore LLC	R11011	$1,350,000	Workover
Rabbit Island	Iberia	SL 340 #185 ST	Shoreline Offshore LLC	R11012	$377,975	Workover
Rabbit Island	Iberia	SL 340 #3	Shoreline Offshore LLC	R11014	$649,324	Workover